UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2013

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Rt. 202-206, Suite 303, Bridgewater, NJ		08807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

CorMedix Inc. announces the following business developments:

•	We have spoken to our lead regulator at TUV-SUD, the European Notified Body which is part of the regulatory CE Marking approval process in Europe, who informed us that our design dossier is complete. The committee that reviews the file for CE Mark approval is scheduled to review our file during the week of June 17, 2013 and is expected to render its decision before the end of June 2013. If granted, the CE Mark will enable us to commercialize Neutrolin® in the European Union (EU).

•	Assuming receipt of the CE Mark, we plan to initiate a Neutrolin Use Monitoring Program. This monitoring program is designed to allow us to track relevant clinical and economic data in selected hospitals and clinics.

•	The CorMedix Europe GmbH team is completing the Neutrolin commercialization plans for the EU which includes developing and testing of marketing materials, and preparations for attending a number of Congresses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 10, 2013	CORMEDIX INC.

	By:	/s/ Randy Milby
		Name:	Randy Milby
		Title:	Chief Executive Officer